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                                                                    Exhibit 23.4





                        CONSENT OF INDEPENDENT AUDITORS





The Board of Directors and Stockholders
Tele-Communications, Inc.:



We consent to the incorporation by reference in the Registration Statements (Nos. 33-56271, 33-57177, 33-57399, 33-63139, 33-64127, 33-65311, 33-65493,
333-00265, 333-00835, 333-06723, 333-07615, 333-27039, 333-29849, 333-40131,
333-41435, 333-44745 and 333-56635) on Form S-3, the Registration Statement (No. 333-64297) on Form S-4, and the Registration Statements (Nos. 33-44543, 33-54263, 33-60839, 33-60843, 33-64827, 33-64829, 33-64831, 33-65485, 33-65487,
333-06177, 333-06179, 333-16025, 333-16027, 333-40141, 333-42917 and 333-58083)
on Form S-8 of Tele-Communications, Inc. of our report dated March 20, 1998, except for note 18 which is as of January 6, 1999, relating to the combined balance sheets of TCI Ventures Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc.






                                            KPMG LLP





Denver, Colorado
January 7, 1999